Exhibit 99.2

–APi Group Announces Pricing of Public Offering of Common Stock–

NEW BRIGHTON, Minn.—(BUSINESS WIRE)— APi Group Corporation (NYSE: APG) (“APi” or the “Company”) announced the pricing of an underwritten public offering of 11,000,000 shares of common stock at a public offering price of $37.50 per share. The gross proceeds to APi from the offering are expected to be approximately $412,500,000 million before deducting underwriting discounts and commissions and offering expenses payable by APi. APi has granted to the underwriters a 30-day option to purchase an additional 1,650,000 shares of its common stock. All of the shares of common stock to be sold in the offering are to be sold by APi. The offering is expected to close on April 19, 2024, subject to customary closing conditions.

APi intends to use the net proceeds from the offering for general corporate purposes, which may include capital expenditures, working capital and acquisitions.

Citigroup, BofA Securities and UBS Investment Bank are acting as joint lead book-running managers for the offering. Baird, Barclays, BTIG, Jefferies, RBC Capital Markets and William Blair are also acting as joint book-running managers for the offering and CJS Securities is acting as co-manager for the offering.

An automatic shelf registration statement on Form S-3 relating to the shares of common stock being sold in the offering was filed with the Securities and Exchange Commission (the “SEC”) and deemed immediately effective on May 4, 2023. The offering of the shares of common stock is being made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A preliminary prospectus describing the terms of the offering has been filed with the SEC and forms a part of the effective shelf registration statement on Form S-3. A copy of the final prospectus, when available, related to the offering may be obtained on the SEC’s website located at http://www.sec.gov, from Citigroup at Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146), from BofA Securities. at BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255, Attn: Prospectus Department, or by email at dg.prospectus_requests@bofa.com and from UBS Securities LLC at UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by email at ol-prospectus-request@ubs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. APi has a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for its customers.

Investor Relations Inquiries:

Adam Fee

Vice President of Investor Relations

Tel: +1 651-240-7252

Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding APi’s public offering of shares of its common stock, including the anticipated use of proceeds and the expected closing date of the offering. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions and APi’s and the underwriters’ ability to satisfy the conditions required to close the offering. These forward-looking statements are made as of the date of this press release and, except as required by applicable law, APi assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. Investors should refer to the risk factors set forth in the Registration Statement on Form S-3 filed by APi with the SEC on May 4, 2023, as amended and/or supplemented, and periodic reports and other documents filed by APi with the SEC, including APi’s annual report on Form 10-K for the fiscal year ended December 31, 2023.

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